Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

Kristen Cardillo, Corporate Communications – 858-617-2317

BD ANNOUNCES RESULTS FOR 2015 THIRD FISCAL QUARTER

AND RAISES EPS GUIDANCE FOR FISCAL 2015

•	Announces adjusted revenues of $3.133 billion, an increase of 45.2 percent, or 55.6 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted revenues grew 2.4 percent. As reported, revenues of $3.120 billion increased 44.6 percent.

•	Adjusted diluted earnings per share of $2.05 increased 17.1 percent, or 34.3 percent on a currency-neutral basis. As reported, diluted earnings per share were $0.29.

•	Expects fiscal 2015 currency-neutral adjusted revenues, including the accretion from the CareFusion acquisition, to grow 28.5 to 29.0 percent, which is the high end of its previously communicated guidance range. Including the impact of foreign currency, adjusted revenues are expected to grow 21.0 to 21.5 percent, compared to 21.0 to 22.0 percent previously communicated, due to an incrementally negative estimated impact from foreign currency. As reported, the Company expects fiscal 2015 revenues to grow 20.7 to 21.2 percent.

•	Raises full-year fiscal 2015 adjusted diluted earnings per share guidance, including the accretion from the CareFusion acquisition, to $7.08 to $7.12. This represents growth of 20.0 to 21.0 percent on a currency-neutral basis. Including the incrementally negative estimated impact from foreign currency, the Company expects adjusted diluted earnings per share growth of 8.5 to 9.5 percent. As reported, the Company expects full fiscal year diluted earnings per share to be between $3.85 and $3.89.

•	Reaffirms that the acquisition of CareFusion is expected to be accretive to adjusted diluted earnings per share on a high-teen percentage basis in fiscal year 2016.

Franklin Lakes, NJ (August 6, 2015) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly adjusted revenues of $3.133 billion for the third fiscal quarter ended June 30, 2015, an increase of 45.2 percent over the prior-year period as reported, or 55.6 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted revenues grew 2.4 percent. As reported, revenues were $3.120 billion.

“We are pleased with our performance this quarter, which includes the results of CareFusion, and marks a historic milestone for BD,” said Vincent A. Forlenza, Chairman, CEO and President. “We are progressing well with the integration of CareFusion and are on track to achieve the accretion targets we communicated for fiscal 2015 and 2016. We have confidence in our increased earnings outlook for fiscal year 2015 and remain committed to serving our customers with superior healthcare products.”

All “comparable” basis revenue growth rates presented throughout this release include the results of CareFusion in the current and prior-year periods. For reconciliations of these revenue amounts and growth rates to the most directly comparable GAAP measures, please refer to the tables at the end of this release.

Third Quarter and Nine-Month Fiscal 2015 Operating Results

Adjusted diluted earnings per share were $2.05, compared with $1.75 in the prior-year period. This represents an increase of 17.1 percent, or 34.3 percent on a currency-neutral basis. Current and prior-year adjusted results exclude the impact of the non-cash amortization of intangible assets and other certain specified items. These specified items are detailed in the accompanying reconciliation of reported diluted earnings per share to adjusted diluted earnings per share. On a reported basis, diluted earnings per share for the third quarter were $0.29 compared with $1.65 in the prior-year period.

For the nine-month period ended June 30, 2015, adjusted diluted earnings per share were $5.22, compared with $4.77 in the prior-year period. This represents an increase of 9.4 percent, or 20.8 percent on a currency-neutral basis. On a reported basis, diluted earnings per share were $2.52, compared with $4.47 in the prior-year period.

Segment Results

In the BD Medical segment, worldwide adjusted revenues for the quarter were $2.212 billion, an increase of 84.2 percent over the prior-year period as reported, or 96.5 percent on a foreign currency-neutral basis. On a comparable, currency-neutral basis, adjusted Medical revenues grew 1.6 percent, which reflects strong sales in the Medication and Procedural Solutions and Pharmaceutical Systems units, partially offset by an unfavorable comparison to the prior-year period in the Medication Management Solutions unit. On a reported basis, Medical revenues were $2.199 billion.

For the nine-month period ended June 30, 2015, BD Medical adjusted revenues of $4.389 billion increased 29.8 percent over the prior-year period as reported, or 37.4 percent on a currency-neutral basis. On a comparable, currency-neutral basis, adjusted revenues grew 5.6 percent. On a reported basis, revenues were $4.377 billion.

In the BD Life Sciences segment, worldwide revenues for the quarter were $921 million, a decrease of 3.7 percent from the prior-year period, or an increase of 4.2 percent on a currency-neutral basis. The segment’s results reflect solid growth in the Preanalytical Systems and Biosciences units.

For the nine-month period ended June 30, 2015, BD Life Sciences revenues of $2.845 billion decreased 0.6 percent from the prior-year period, and increased 5.1 percent on a currency-neutral basis.

Geographic Results

Third quarter adjusted revenues in the U.S. of $1.706 billion represent an increase of 95.9 percent over the prior-year period as reported. On a comparable basis, adjusted U.S. revenues decreased 1.5 percent which reflects a decline in the BD Medical segment partially offset by solid growth in the BD Life Sciences segment. Within the BD Medical segment, the aforementioned unfavorable comparison to the prior-year period in the Medication Management Solutions unit was partially offset by solid growth in the Medication and Procedural Solutions unit. Growth in the BD Life Sciences segment was driven by strong performance in the Biosciences unit. On a reported basis, U.S. revenues were $1.693 billion.

Revenues outside of the U.S. were $1.427 billion, representing an increase of 10.9 percent over the prior-year period, or an increase of 28.4 percent on a currency-neutral basis. On a comparable, currency-neutral basis, international revenues grew 6.6 percent which reflects strength in Western Europe and growth in emerging markets. The Company continues to expect growth of approximately 10 percent in emerging markets for the total fiscal year on a legacy BD basis.

For the nine-month period ended June 30, 2015, adjusted revenues in the U.S. were $3.450 billion, an increase of 35.5 percent over the prior-year period as reported, or 4.0 percent on a comparable basis. On a reported basis, U.S. revenues were $3.437 billion. Revenues outside of the U.S. were $3.785 billion, an increase of 2.4 percent over the prior-year period as reported, or an increase of 13.7 percent on a currency-neutral basis. On a comparable, currency-neutral basis, revenues outside the U.S. grew 7.0 percent.

Fiscal 2015 Outlook for Full Year

The Company expects currency-neutral adjusted revenues for the full fiscal year 2015, including the accretion from the acquisition of CareFusion, to grow 28.5 to 29.0 percent, which is at the high end of its previously communicated guidance range. Including the impact of foreign currency, adjusted revenues are expected to grow 21.0 to 21.5 percent, compared to 21.0 to 22.0 percent previously communicated due to an incrementally negative estimated impact from foreign currency. On a comparable, currency-neutral basis, the Company continues to estimate organic revenue growth to be approximately 4.5 percent. As reported, the Company expects full fiscal year revenues to grow 20.7 to 21.2 percent.

The Company is raising its full-year fiscal 2015 adjusted diluted earnings per share guidance to a range of $7.08 to $7.12. This represents growth of 20.0 to 21.0 percent on a currency-neutral basis. Including the incrementally negative estimated impact from foreign currency, the Company expects adjusted diluted earnings per share growth of 8.5 to 9.5 percent. Adjusted diluted earnings per share exclude, among other specified items, the non-cash amortization of intangible assets, and include the accretion from the CareFusion acquisition. As reported, the Company expects full fiscal year diluted earnings per share to be between $3.85 and $3.89.

Conference Call Information

A conference call regarding BD’s third quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, August 6, 2015. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, August 13, 2015, confirmation number 78953246.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology and respiratory care; advancing cellular research and applications; enhancing the diagnosis of infectious diseases and cancers; and supporting the management of diabetes. We are more than 45,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. In 2015, BD welcomed CareFusion and its products into the BD family of solutions. For more information on BD, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2015 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems; competitive factors including technological advances and new products introduced by competitors; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws and regulations impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2015	2014	% Change
REVENUES	$3,120	$2,157	44.6

Cost of products sold	1,932	1,046	84.7
Selling and administrative expense	764	528	44.8
Research and development expense	178	137	29.9
Acquisition-related costs	108	—	NM

TOTAL OPERATING COSTS AND EXPENSES	2,983	1,712	74.3

OPERATING INCOME	137	445	(69.2)
Interest expense	(105)	(33)	NM
Interest income	2	12	(84.7)
Other income (expense), net	5	(2)	NM

INCOME BEFORE INCOME TAXES	39	423	(90.8)
Income tax (benefit) provision	(23)	97	NM

NET INCOME	$62	$326	(80.9)

EARNINGS PER SHARE
Basic Earnings per Share	$0.30	$1.69	(82.2)
Diluted Earnings per Share	$0.29	$1.65	(82.4)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	210,175	193,054
Diluted	214,928	197,005

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2015	2014	% Change
REVENUES	$7,222	$6,244	15.7

Cost of products sold	3,943	3,045	29.5
Selling and administrative expense	1,820	1,584	14.9
Research and development expense	437	410	6.5
Acquisition-related costs	244	—	NM

TOTAL OPERATING COSTS AND EXPENSES	6,444	5,039	27.9

OPERATING INCOME	779	1,204	(35.4)
Interest expense	(272)	(99)	NM
Interest income	20	36	(43.3)
Other income, net	23	4	NM

INCOME BEFORE INCOME TAXES	549	1,145	(52.0)
Income tax provision	35	261	(86.6)

NET INCOME	$514	$884	(41.8)

EARNINGS PER SHARE
Basic Earnings per Share	$2.58	$4.57	(43.5)
Diluted Earnings per Share	$2.52	$4.47	(43.6)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	199,690	193,624
Diluted	204,236	197,813

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Three Months Ended June 30,

(Unaudited; Amounts in millions)

	As Reported		Adjusted	% Change
	2015	2014	2015	Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$479	$256	$479	86.7	86.7
Medication Management Solutions	442	—	442	NM	NM
Diabetes Care	118	118	118	0.3	0.3
Pharmaceutical Systems	88	94	88	(5.8)	(5.8)
Respiratory Solutions	164	—	164	NM	NM
Deferred Revenue Adjustment *	(13)	—	—	NM	—

TOTAL	$1,279	$468	$1,291	173.1	175.8

BD LIFE SCIENCES
Preanalytical Systems	$175	$172	$175	1.3	1.3
Diagnostic Systems	138	137	138	0.4	0.4
Biosciences	102	93	102	9.6	9.6

TOTAL	$414	$403	$414	2.9	2.9

TOTAL UNITED STATES	$1,693	$871	$1,706	94.4	95.9

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Three Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$369	$333	$(49)	10.9	25.6
Medication Management Solutions	112	—	(20)	NM	NM
Diabetes Care	126	140	(22)	(9.9)	6.1
Pharmaceutical Systems	245	259	(48)	(5.4)	13.0
Respiratory Solutions	67	—	(8)	NM	NM

TOTAL	$920	$733	$(148)	25.6	45.9

BD LIFE SCIENCES
Preanalytical Systems	$175	$192	$(29)	(8.8)	6.6
Diagnostic Systems	164	178	(25)	(7.7)	6.2
Biosciences	167	184	(22)	(8.9)	2.8

TOTAL	$506	$553	$(76)	(8.5)	5.2

TOTAL INTERNATIONAL	$1,427	$1,286	$(224)	10.9	28.4

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Three Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

					% Change
	As Reported		Adjusted	FX				Adjusted
	2015	2014	2015	Impact	Reported	FXN	Adjusted	FXN
BD MEDICAL
Medication and Procedural Solutions	$848	$590	$848	$(49)	43.8	52.2	43.8	52.2
Medication Management Solutions	554	—	554	(20)	NM	NM	NM	NM
Diabetes Care	245	258	245	(22)	(5.2)	3.4	(5.2)	3.4
Pharmaceutical Systems	333	353	333	(48)	(5.5)	8.0	(5.5)	8.0
Respiratory Solutions	232	—	232	(8)	NM	NM	NM	NM
Deferred Revenue Adjustment *	(13)	—	—	—	NM	NM	—	—

TOTAL	$2,199	$1,201	$2,212	$(148)	83.1	95.5	84.2	96.5

BD LIFE SCIENCES
Preanalytical Systems	$349	$364	$349	$(29)	(4.0)	4.1	(4.0)	4.1
Diagnostic Systems	302	315	302	(25)	(4.2)	3.7	(4.2)	3.7
Biosciences	269	277	269	(22)	(2.7)	5.1	(2.7)	5.1

TOTAL	$921	$956	$921	$(76)	(3.7)	4.2	(3.7)	4.2

TOTAL REVENUES	$3,120	$2,157	$3,133	$(224)	44.6	55.0	45.2	55.6

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Nine Months Ended June 30,

(Unaudited; Amounts in millions)

	As Reported		Adjusted	% Change
	2015	2014	2015	Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$1,003	$759	$1,003	32.1	32.1
Medication Management Solutions	442	—	442	NM	NM
Diabetes Care	361	358	361	1.0	1.0
Pharmaceutical Systems	226	227	226	(0.4)	(0.4)
Respiratory Solutions	164	—	164	NM	NM
Deferred Revenue Adjustment *	(13)	—	—	NM	—

TOTAL	$2,183	$1,344	$2,196	62.5	63.4

BD LIFE SCIENCES
Preanalytical Systems	$516	$507	$516	1.8	1.8
Diagnostic Systems	446	425	446	4.9	4.9
Biosciences	292	270	292	8.0	8.0

TOTAL	$1,254	$1,202	$1,254	4.3	4.3

TOTAL UNITED STATES	$3,437	$2,546	$3,450	35.0	35.5

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Nine Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$1,011	$961	$(95)	5.2	15.1
Medication Management Solutions	112	—	(20)	NM	NM
Diabetes Care	394	415	(47)	(5.2)	6.0
Pharmaceutical Systems	609	661	(85)	(7.9)	5.0
Respiratory Solutions	67	—	(8)	NM	NM

TOTAL	$2,193	$2,037	$(255)	7.7	20.2

BD LIFE SCIENCES
Preanalytical Systems	$526	$547	$(60)	(3.9)	7.1
Diagnostic Systems	512	526	(55)	(2.7)	7.7
Biosciences	555	588	(47)	(5.7)	2.4

TOTAL	$1,592	$1,661	$(162)	(4.2)	5.6

TOTAL INTERNATIONAL	$3,785	$3,698	$(417)	2.4	13.7

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Nine Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

					% Change
	As Reported		Adjusted	FX				Adjusted
	2015	2014	2015	Impact	Reported	FXN	Adjusted	FXN
BD MEDICAL
Medication and Procedural Solutions	$2,014	$1,720	$2,014	$(95)	17.1	22.6	17.1	22.6
Medication Management Solutions	554	—	554	(20)	NM	NM	NM	NM
Diabetes Care	755	773	755	(47)	(2.3)	3.7	(2.3)	3.7
Pharmaceutical Systems	835	888	835	(85)	(6.0)	3.6	(6.0)	3.6
Respiratory Solutions	232	—	232	(8)	NM	NM	NM	NM
Deferred Revenue Adjustment *	(13)	—	—	—	NM	NM	—	—

TOTAL	$4,377	$3,381	$4,389	$(255)	29.5	37.0	29.8	37.4

BD LIFE SCIENCES
Preanalytical Systems	$1,042	$1,054	$1,042	$(60)	(1.1)	4.6	(1.1)	4.6
Diagnostic Systems	957	951	957	(55)	0.7	6.4	0.7	6.4
Biosciences	846	858	846	(47)	(1.4)	4.1	(1.4)	4.1

TOTAL	$2,845	$2,863	$2,845	$(162)	(0.6)	5.1	(0.6)	5.1

TOTAL REVENUES	$7,222	$6,244	$7,235	$(417)	15.7	22.4	15.9	22.6

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Three Months Ended June 30,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G=(C-F)/F
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable Adjusted % Change
BD MEDICAL
Medication and Procedural Solutions	$479	$—	$479	$256	$203	$459	4.2
Medication Management Solutions	442	—	442	—	488	488	(9.5)
Diabetes Care	118	—	118	118	—	118	0.3
Pharmaceutical Systems	88	—	88	94	—	94	(5.8)
Respiratory Solutions	164	—	164	—	169	169	(2.9)
Deferred Revenue Adjustment *	(13)	13	—	—	—	—	—

TOTAL	$1,279	$13	$1,291	$468	$860	$1,328	(2.8)

BD LIFE SCIENCES
Preanalytical Systems	$175	$—	$175	$172	$—	$172	1.3
Diagnostic Systems	138	—	138	137	—	137	0.4
Biosciences	102	—	102	93	—	93	9.6

TOTAL	$414	$—	$414	$403	$—	$403	2.9

TOTAL UNITED STATES	$1,693	$13	$1,706	$871	$860	$1,731	(1.5)

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Three Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	Reported 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$369	$333	$62	$396	$(49)	5.8
Medication Management Solutions	112	—	124	124	(20)	7.0
Diabetes Care	126	140	—	140	(22)	6.1
Pharmaceutical Systems	245	259	—	259	(48)	13.0
Respiratory Solutions	67	—	76	76	(8)	0.1

TOTAL	$920	$733	$262	$995	$(148)	7.4

BD LIFE SCIENCES
Preanalytical Systems	$175	$192	$—	$192	$(29)	6.6
Diagnostic Systems	164	178	—	178	(25)	6.2
Biosciences	167	184	—	184	(22)	2.8

TOTAL	$506	$553	$—	$553	$(76)	5.2

TOTAL INTERNATIONAL	$1,427	$1,286	$262	$1,548	$(224)	6.6

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Three Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H=(C-F-G)/F
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable Adjusted FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$848	$—	$848	$590	$265	$855	$(49)	5.0
Medication Management Solutions	554	—	554	—	612	612	(20)	(6.1)
Diabetes Care	245	—	245	258	—	258	(22)	3.4
Pharmaceutical Systems	333	—	333	353	—	353	(48)	8.0
Respiratory Solutions	232	—	232	—	245	245	(8)	(2.0)
Deferred Revenue Adjustment *	(13)	13	—	—	—	—	—	—

TOTAL	$2,199	$13	$2,212	$1,201	$1,122	$2,323	$(148)	1.6

BD LIFE SCIENCES
Preanalytical Systems	$349	$—	$349	$364	$—	$364	$(29)	4.1
Diagnostic Systems	302	—	302	315	—	315	(25)	3.7
Biosciences	269	—	269	277	—	277	(22)	5.1

TOTAL	$921	$—	$921	$956	$—	$956	$(76)	4.2

TOTAL REVENUES	$3,120	$13	$3,133	$2,157	$1,122	$3,279	$(224)	2.4

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Nine Months Ended June 30,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I=(E-H)/H
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	CFN Reported 1st Half 2015 **	Comparable Historical Adjusted 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable Adjusted % Change
BD MEDICAL
Medication and Procedural Solutions	$1,003	$—	$1,003	$427	$1,430	$759	$601	$1,360	5.2
Medication Management Solutions	442	—	442	843	1,285	—	1,261	1,261	1.9
Diabetes Care	361	—	361	—	361	358	—	358	1.0
Pharmaceutical Systems	226	—	226	—	226	227	—	227	(0.4)
Respiratory Solutions	164	—	164	333	497	—	452	452	9.9
Deferred Revenue Adjustment *	(13)	13	—	—	—	—	—	—	—

TOTAL	$2,183	$13	$2,196	$1,603	$3,799	$1,344	$2,314	$3,658	3.9

BD LIFE SCIENCES
Preanalytical Systems	$516	$—	$516	$—	$516	$507	$—	$507	1.8
Diagnostic Systems	446	—	446	—	446	425	—	425	4.9
Biosciences	292	—	292	—	292	270	—	270	8.0

TOTAL	$1,254	$—	$1,254	$—	$1,254	$1,202	$—	$1,202	4.3

TOTAL UNITED STATES	$3,437	$13	$3,450	$1,603	$5,053	$2,546	$2,314	$4,860	4.0

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Nine Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H=(C-F-G)/F
	Reported 2015	CFN Reported 1st Half 2015 *	Comparable Historical 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$1,011	$117	$1,128	$961	$181	$1,141	$(102)	7.8
Medication Management Solutions	112	208	320	—	319	319	(42)	13.5
Diabetes Care	394	—	394	415	—	415	(47)	6.0
Pharmaceutical Systems	609	—	609	661	—	661	(85)	5.0
Respiratory Solutions	67	138	206	—	198	198	(16)	12.0

TOTAL	$2,193	$463	$2,656	$2,037	$697	$2,735	$(292)	7.8

BD LIFE SCIENCES
Preanalytical Systems	$526	$—	$526	$547	$—	$547	$(60)	7.1
Diagnostic Systems	512	—	512	526	—	526	(55)	7.7
Biosciences	555	—	555	588	—	588	(47)	2.4

TOTAL	$1,592	$—	$1,592	$1,661	$—	$1,661	$(162)	5.6

TOTAL INTERNATIONAL	$3,785	$463	$4,248	$3,698	$697	$4,395	$(454)	7.0

*	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Nine Months Ended June 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=(E-H-I)/H
	Reported 2015	Deferred Revenue Adjustment	Adjusted 2015	CFN Reported 1st Half 2015 **	Comparable Historical Adjusted 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable Adjusted FXN % Change
BD MEDICAL
Medication and Procedural Solutions	$2,014	$—	$2,014	$544	$2,557	$1,720	$781	$2,501	$(102)	6.3
Medication Management Solutions	554	—	554	1,051	1,605	—	1,580	1,580	(42)	4.2
Diabetes Care	755	—	755	—	755	773	—	773	(47)	3.7
Pharmaceutical Systems	835	—	835	—	835	888	—	888	(85)	3.6
Respiratory Solutions	232	—	232	471	703	—	650	650	(16)	10.5
Deferred Revenue Adjustment *	(13)	13	—	—	—	—	—	—	—	—

TOTAL	$4,377	$13	$4,389	$2,066	$6,456	$3,381	$3,012	$6,392	$(292)	5.6

BD LIFE SCIENCES
Preanalytical Systems	$1,042	$—	$1,042	$—	$1,042	$1,054	$—	$1,054	$(60)	4.6
Diagnostic Systems	957	—	957	—	957	951	—	951	(55)	6.4
Biosciences	846	—	846	—	846	858	—	858	(47)	4.1

TOTAL	$2,845	$—	$2,845	$—	$2,845	$2,863	$—	$2,863	$(162)	5.1

TOTAL REVENUES	$7,222	$13	$7,235	$2,066	$9,301	$6,244	$3,012	$9,255	$(454)	5.4

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended June 30,
	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
TOTAL SAFETY REVENUES
United States	$427	$304	$—	40.4	40.4
International	304	265	(49)	14.7	33.2

TOTAL	$731	$569	$(49)	28.4	37.1

BY SEGMENT
BD Medical	$456	$284	$(27)	60.6	69.9
BD Life Sciences	275	285	(23)	(3.6)	4.3

TOTAL	$731	$569	$(49)	28.4	37.1

	Nine Months Ended June 30,
	As Reported		FX	% Change
	2015	2014	Impact	Reported	FXN
TOTAL SAFETY REVENUES
United States	$1,030	$906	$—	13.6	13.6
International	825	751	(93)	9.8	22.2

TOTAL	$1,855	$1,657	$(93)	11.9	17.5

BY SEGMENT
BD Medical	$1,033	$832	$(47)	24.1	29.8
BD Life Sciences	822	825	(46)	(0.4)	5.1

TOTAL	$1,855	$1,657	$(93)	11.9	17.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF SAFETY REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE

(Unaudited; Amounts in millions)

	Three Months Ended June 30,
	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
TOTAL SAFETY REVENUES
United States	$427	$304	$119	$424	$—	0.9
International	304	265	46	311	(49)	13.5

TOTAL	$731	$569	$165	$735	$(49)	6.2

BY SEGMENT
BD Medical	$456	$284	$165	$450	$(27)	7.4
BD Life Sciences	275	285	—	285	(23)	4.3

TOTAL	$731	$569	$165	$735	$(49)	6.2

	Nine Months Ended June 30,
	A	B	C=A+B	D	E	F=D+E	G	H=(C-F-G)/F
	Reported 2015	CFN Reported 1st Half 2015 *	Comparable Historical 2015	BD Reported 2014	CFN Reported 2014	Comparable Historical 2014	Comparable FX Impact	Comparable FXN % Change
TOTAL SAFETY REVENUES
United States	$1,030	$252	$1,281	$906	$348	$1,254	$—	2.2
International	825	83	908	751	127	878	(99)	14.8

TOTAL	$1,855	$334	$2,189	$1,657	$475	$2,132	$(99)	7.3

BY SEGMENT
BD Medical	$1,033	$334	$1,367	$832	$475	$1,307	$(54)	8.7
BD Life Sciences	822	—	822	825	—	825	(46)	5.1

TOTAL	$1,855	$334	$2,189	$1,657	$475	$2,132	$(99)	7.3

*	For the quarters ended December 31, 2014 and March 31, 2015

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Three Months Ended June 30,
	2015		2014		Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$0.29		$1.65		$(1.36)	$(0.29)	$(1.07)	(82.4%)	(64.8%)

Financing Costs ($5 million or $3 million after-tax) (1)	0.01		—
Transaction Costs ($9 million or $6 million after-tax) (1)	0.03		—
Integration Costs ($24 million or $15 million after-tax) (1)	0.07		—
Restructuring Costs ($75 million or $47 million after-tax) (1)	0.22		—
Purchase Accounting Adjustments ($439 million or $311 million after-tax and $19 million or $13 million after-tax, respectively)	1.45	(2)	0.07	(3)		(0.01)
Employee Termination Cost-related Amounts ($5 million or $3 million after-tax) (4)	(0.01)		—
Research and Development Charges ($9 million or $6 million after-tax) (5)	—		0.03

Adjusted Diluted Earnings per Share	$2.05		$1.75		$0.30	$(0.30)	$0.60	17.1%	34.3%

(1)	Represents financing, transaction, integration and restructuring costs associated with the CareFusion acquisition.
(2)	Represents non-cash amortization expense of $148 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $291 million pre-tax to reflect CareFusion’s inventory, fixed assets, debt and deferred revenue balances at fair value as of the acquisition date.
(3)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets.
(4)	Represents an adjustment to the liability for employee termination costs recorded relative to workforce reduction actions taken in the fourth quarter of fiscal year 2014.
(5)	Represents a charge associated with the decision to terminate a research and development program in the Medical segment; the charge relates to program asset write-offs and obligations.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Nine Months Ended June 30,
	2015		2014		Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$2.52		$4.47		$(1.95)	$(0.52)	$(1.43)	(43.6%)	(32.0%)

Financing Costs ($107 million or $65 million after-tax) (1)	0.32		—
Transaction Costs ($52 million or $35 million after-tax) (1)	0.17		—
Integration Costs ($55 million or $34 million after-tax) (1)	0.17		—
Restructuring Costs ($136 million or $83 million after-tax) (1)	0.41		—
Purchase Accounting Adjustments ($466 million or $326 million after-tax and $56 million or $38 million after-tax, respectively)	1.60	(2)	0.19	(3)		(0.02)
Employee Termination Cost-related Amounts ($5 million or $3 million after-tax) (4)	(0.01)		—
Litigation-related Charge ($12 million or $7 million after-tax) (5)	0.04		—
Dilutive Share Impact (6)	0.02		—
Research and Development Charges ($29 million or $18 million after-tax) (7)	—		0.09
Other Specified Items, Net ($2 million or $2 million after-tax) (8)	—		0.01

Adjusted Diluted Earnings per Share	$5.22		$4.77		$0.45	$(0.54)	$0.99	9.4%	20.8%

(1)	Represents financing, transaction, integration and restructuring costs associated with the CareFusion acquisition.
(2)	Represents non-cash amortization expense of $184 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $291 million pre-tax to reflect CareFusion’s inventory, fixed assets, debt and deferred revenue balances at fair value as of the acquisition date. Also includes an acquisition-date accounting gain on a previously held investment in CRISI Medical Systems, Inc. of $9 million pre-tax.
(3)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets.
(4)	Represents an adjustment to the liability for employee termination costs recorded relative to workforce reduction actions taken in the fourth quarter of fiscal year 2014.
(5)	Represents a charge for plaintiff’s attorneys’ fees associated with the unfavorable verdict in the antitrust and false advertising lawsuit filed against BD by RTI.
(6)	Represents the dilutive impact of BD shares issued as part of purchase consideration for CareFusion acquisition prior to the consolidation of its operating results beginning on April 1, 2015. The year-to-date adjusted diluted average shares outstanding (in thousands) is 203,332.
(7)	Includes a $9 million charge associated with the decision to terminate a research and development program in the Medical segment; the charge relates to program asset write-offs and obligations. Also includes a $20 million charge associated with the write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Life Sciences segment.
(8)	Represents the cost associated with the decision to early terminate a European distributor arrangement in the Life Sciences segment of $11 million pre-tax, which was largely offset by a gain from a cash distribution received from the sale of a company, of which BD had a small equity ownership, of $8 million pre-tax.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2015 OUTLOOK RECONCILIATION

	BD Standalone			BD Including CareFusion Accretion
	Revenues	FX Impact	FXN Basis	Revenues	FX Impact	FXN Basis
Full Year FY2015 Estimated Growth on a Reported Basis	~(2.0%)	~(7.0%)	~5.0%	20.7% - 21.2%	~(7.5%)	28.2% - 28.7%
Deferred Revenue Adjustment	—	—	—	~0.3%	NM	~0.3%
Adjusted Full Year FY2015 Estimated Growth	~(2.0%)	~(7.0%)	~5.0%	21.0% - 21.5%	~(7.5%)	28.5% -29.0%

	Full Year FY 2015	Full Year FY 2014	% Increase	Full Year FY 2015	Full Year FY 2014	% Increase
	(estimated)			(estimated)
Reported Fully Diluted Earnings per Share	$6.19 - 6.26	$5.99	NM	$3.85 - 3.89	$5.99	NM
Financing Costs	—	0.02		0.32	0.02
Transaction Costs	—	—		0.17	—
Integration Costs	—	—		0.17	—
Restructuring Costs	—	—		0.41	—
Purchase Accounting Adjustments	0.18	0.26		2.11	0.26
Employee Termination Cost-related Amounts	(0.01)	—		(0.01)	—
Litigation-related Charge	0.04	—		0.04	—
Dilutive Share Impact	—	—		0.02	—
Non-acquisition Related Employee Termination Costs	—	0.12		—	0.12
Research and Development Charges (1)	—	0.08		—	0.08
Pension Settlement Charge	—	0.01		—	0.01
Other Specified Items, Net (2)	—	0.03		—	0.03

Adjusted Fully Diluted Earnings per Share	$6.40 - 6.47	$6.50	(1.5%) - (0.5%)	$7.08 - 7.12	$6.50	8.5% - 9.5%

FX Impact			(10.5%)			(11.5%)

Adjusted FXN Growth			9.0% - 10.0%			20.0% - 21.0%

(1)	Includes a write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Life Sciences segment and a charge associated with the decision to terminate a research and development program in the Medical segment.
(2)	Includes the cost associated with the decision to early terminate a European distributor arrangement in the Life Sciences segment. Also includes a charge resulting from the adjustment to the carrying amount of an asset that is being held for sale, and a gain from a cash distribution received from the sale of a company, of which BD had a small equity ownership.

Organic Revenues Growth

	Q1	Q2	Q3	Q3 YTD	Q4	Full Year FY2015
					(estimated)	(estimated)
CareFusion Revenues, Reported	16.1%	3.0%	(5.2%)	3.9%	~0.0%	~3.0%
FX Impact	(1.4%)	(2.4%)	(3.2%)	(2.4%)	~(3.5%)	~(2.5%)

CareFusion Revenues, FXN	17.5%	5.4%	(2.0%)	6.3%	~3.5%	~5.5%
CareFusion Inorganic Revenues, FXN	(7.6%)	—	(0.2%)	(2.4%)	~(0.5%)	~(2.0%)

CareFusion Organic Revenues, FXN	9.9%	5.4%	(2.2%)	3.9%	~3.0%	~3.5%
BD Standalone Revenues, Reported	1.8%	(1.0%)	(4.1%)	(1.2%)	~(3.5%)	~(2.0%)
FX Impact	(3.5%)	(5.9%)	(8.7%)	(6.1%)	~(8.5%)	~(7.0%)

BD Standalone Revenues, FXN	5.3%	4.9%	4.7%	5.0%	~5.0%	~5.0%
BD Standalone Inorganic Revenues, FXN	NM	NM	(0.1%)	(0.1%)	NM	NM

BD Standalone Organic Revenues, FXN	5.3%	4.9%	4.6%	4.9%	~5.0%	~5.0%
CareFusion Organic Revenues, FXN						~3.5%
BD Standalone Organic Revenues, FXN						~5.0%

BD Including CareFusion Organic Revenues, FXN						~4.5%

NM - Not Meaningful

FXN = Foreign Currency Neutral